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                                                        Exhibit 22 to Form 10-K
                                                    Wesco Financial Corporation
                                                                 For Year Ended
                                                              December 31, 1994


                         WESCO FINANCIAL CORPORATION

                                 SUBSIDIARIES


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
                                              Percentage
                                               Owned by           State of
Name of Subsidiary                            Registrant        Incorporation
------------------                            ----------        -------------
Wesco Holdings Midwest, Inc.                     100%             Nebraska
  Precision Steel Warehouse, Inc.                100%             Illinois
    Precision Steel Warehouse, Inc.,
      Charlotte Service Center                   100%             Delaware
    Precision Brand Products                     100%             Delaware
  Wesco-Financial Insurance Company              100%             Nebraska

MS Property Company                              100%             California
  Montecito Sea Meadow Homeowners'
    Association, Inc.                             68.8%           California
  Montecito Sea Meadow Mutual
    Water Company, Inc.                           68.8%           California

